Exhibit 31.2(b)

CERTIFICATIONS

I, Stephen J. Schoepfer, certify that:

1.	I have reviewed this Amendment No. 2 to the periodic report on Form 10-Q for the period ended March 31, 2012 of Carbonics Capital Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 29, 2012

By:	/s/ Stephen J. Schoepfer

Stephen J. Schoepfer
Chief Financial Officer